POWER OF ATTORNEY

(Registration Statement on Form S-8)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitute and appoint Pamela Bunes and Rodney Hildebrandt, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign a registration statement on form S-8 with respect to Signalife, Inc, a Delaware corporation (the "registrant"), and to further sign any and all amendments thereto (including post-effective amendments, exhibits thereto, and other documents in connection therewith to such registration statement) and, to file the same with exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

By:		President, Chief Executive Officer and Director	September 3, 2006
Pamela M. Bunes
By:		Chief Operating Officer and Director	September 3, 2006
Rodney Hildebrandt
By:		Director	September 3, 2006
Ellsworth Roston
By:		Director	September 3, 2006
Lowell T. Harmison
By:		Director	September 3, 2006
Jennifer Black
By:		Director	September 3, 2006
Norma Provencio
By:		Director	September 3, 2006
Rowland Perkins